UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2023, Audacy Services, LLC, successor in interest to Entercom Communications Corp. (“Audacy Services”), entered into a Second Amendment to Amended and Restated Employment Agreement with Andrew P. Sutor (the “Second Amendment”) in order to amend the Amended and Restated Employment Agreement, effective as of August 3, 2017, as amended by the First Amendment to Amended and Restated Employment Agreement, effective as of January 1, 2020 (the “Employment Agreement”). The Second Amendment extends Mr. Sutor’s employment agreement, which had been set to expire by its terms on December 31, 2023, through December 31, 2026, and provides that Mr. Sutor will serve as Executive Vice President, General Counsel and Chief Legal Officer of Audacy, Inc. (the “Company”) and its subsidiaries.

Under the Second Amendment, Mr. Sutor’s annual base compensation will remain unchanged. Mr. Sutor’s annual incentive bonus target relating to periods after January 1, 2024 will be eighty percent (80%) of Mr. Sutor’s annual base salary. The actual amount of such bonus will continue to be determined in the sole discretion of the Company. The Second Amendment acknowledges, however, that Mr. Sutor will not be eligible for a 2023 annual incentive bonus in light of the retention bonus paid to Mr. Sutor on June 19, 2023 (the “KERP Bonus”). In addition, commencing with annual equity grants made during calendar year 2024, Mr. Sutor’s target amount will be $500,000, with actual equity grants, if any, will continue to be determined by the Compensation Committee upon the recommendation of the Chief Executive Officer.

Pursuant to the Second Amendment, in addition to the severance payments and benefits to which Mr. Sutor would otherwise be entitled upon termination of his employment without “cause” or with “good reason” (as such terms are defined in the Employment Agreement and the Second Amendment, respectively), Audacy Services will also pay Mr. Sutor: (i) a payment equal to the pro-rata portion of the amount of annual bonus received for the year immediately preceding the year of termination (or target annual bonus if such termination occurs before any annual bonus has been paid) and (ii) premiums for continuation coverage under COBRA for up to 12 months following such termination. For these purposes, Mr. Sutor’s 2023 annual bonus will be deemed to be equal to the amount of the KERP Bonus.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

10.1	Second Amendment to Amended and Restated Employment Agreement, effective as of October 12, 2023, between Audacy Services, LLC and Andrew Sutor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President, General Counsel and Chief Legal Officer

Dated: October 13, 2023